Exhibit 10.20

PROSIGHT GLOBAL, INC.

2019 EQUITY INCENTIVE PLAN

PERFORMANCE SHARES AWARD AGREEMENT

This Performance Shares Award Agreement (this “Award Agreement”) evidences an award of performance-based restricted shares (“Performance Shares”) by ProSight Global, Inc., a Delaware corporation (together with any Subsidiary, and any successor entity thereto, the “Company”), under the ProSight Global, Inc. 2019 Equity Incentive Plan (as amended, supplemented or modified from time to time, the “Plan”).  Capitalized terms not defined in the Award Agreement have the meanings given to them in the Plan.

Name of Grantee:	[•] (the “Grantee”).
Grant Date:	[•] (the “Grant Date”).
Target Performance Shares:	[•]. The number of Performance Shares that will actually vest will be determined based on achievement of the Performance Metrics below.
Grant of Performance Shares:

On the Grant Date, the Company will grant to the Grantee [•] Performance Shares, which will be subject to the restrictions provided for in this Award Agreement.  Certificates evidencing the Performance Shares will be deposited with the Company or its designated agent to be held in escrow until such Performance Shares are released to the Grantee or forfeited in accordance with this Award Agreement.

Risk of Forfeiture:	The Performance Shares will initially be subject to a risk of forfeiture, which risk of forfeiture will lapse as the Grantee vests in the Performance Shares as set forth below.
Vesting:

The Performance Shares will vest on the third anniversary of the Grant Date (the “Vesting Date”) to the extent that the Performance Metrics (as set forth below) are satisfied, subject to the Grantee’s continuous Employment by the Company through the Vesting Date.

Subject to the following sentence, the Performance Shares will only vest if the Grantee is and has been continuously Employed by the Company from the Grant Date through the Vesting Date. Upon the Grantee’s termination of Employment, any unvested Performance Shares will be forfeited and immediately returned to the Company, except:

A.  Upon the Grantee’s death or Disability, the Performance Shares will immediately vest based on target performance if the Performance Period is not complete and actual performance if the Performance Period is complete;

B.  Upon the Grantee’s termination by the Company without Cause or by the Grantee for Good Reason (other than as described below in connection with a Change in Control), the service conditions applicable to the Performance Shares will be waived and a pro-rated portion of the Performance Shares will vest on the Vesting Date based on actual performance with the pro-rated amount determined based on the period of the Grantee’s Employment from the Grant Date through the Vesting Date;

C.  Upon the Grantee’s termination by the Company without Cause or by the Grantee for Good Reason, in each case, during the six months preceding or 24-month period following a Change in Control, the Performance Shares will immediately vest based on target performance if the Performance Period is not complete and actual performance if the Performance Period is complete; and

D.  Upon the Grantee’s Retirement, the service conditions applicable to the Performance Shares will be waived and a pro-rated portion of the Performance Shares will vest on the Vesting Date based on actual performance with the pro-rated amount determined based on the period of the Grantee’s Employment from the Grant Date through the Vesting Date.  For purposes of this Award Agreement, “Retirement”  shall be defined as the Grantee’s voluntary termination of employment on or after the date the Grantee has attained sixty (60) years of age and has provided five (5) years of service to the Company, provided that (i) the Grantee’s combined age plus years of service to the Company is equal to or greater than seventy (70) and (ii) the Grantee provided the Company with three (3) months’ prior written notice of his or her intention to retire after attaining the required age and service requirements set forth herein and remained employed with the Company during such three (3) month notice period.

Performance Period:	January 1, 2020 through December 31, 2022
Performance Metrics and Vesting Percentage:

The number of Performance Shares that will vest is subject to the Committee’s assessment of achievement based on the following Performance Metric(s) established for the Performance Period.

Performance Metric(s):  [Performance Metrics intentionally omitted].

Effect of Vesting:

Upon the vesting of any Performance Shares, such vested Performance Shares will no longer be subject to forfeiture and return to the Company as provided in this Award Agreement.  Promptly after vesting, the Company will deliver to the Grantee the Performance Shares that have vested subject to applicable tax withholding obligations.

Restrictions on Transfer:

During the period of restriction, the Performance Shares and all rights with respect thereto, may not be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence will not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

Right to Vote and Receive Dividends:

During the period of restriction, the Grantee will be the beneficial and record owner of the Performance Shares and will have full voting rights with respect thereto.  During the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any Performance Shares will be retained by the Company and will be paid to the Grantee (without interest) when the Performance Shares vest or be forfeited if for any reason the Performance Shares upon which such dividends or other distributions were paid are forfeited and returned to the Company.  For the avoidance of doubt, the ordinary cash dividends or other ordinary distributions that will be paid in connection with the preceding sentence will be based on the number of Performance Shares, if any, that actually vest based on the Performance Metrics.

Restrictive Covenants:

Grantee will be subject to the restrictive covenants set forth in Exhibit A,  provided that if Grantee is subject to restrictive covenants pursuant to an Employment Agreement (as defined below), the restrictive covenants set forth in the Employment Agreement shall apply.

All Other Terms:	As set forth in the Plan.

The Plan is incorporated herein by reference.  Except as otherwise set forth in the Award Agreement, the Award Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the Performance Shares.  In the event that any provision of the Award Agreement is inconsistent with the Plan, the terms of the Plan will control.  Except as specifically provided herein, in the event that any provision of this Award Agreement is inconsistent with any employment agreement or similar agreement between the Grantee and the Company (“Employment Agreement”), the terms of the Employment Agreement will control.

By accepting this award, the Grantee agrees to be subject to the terms and conditions of the Plan and Award Agreement.

This Award Agreement may be executed in counterparts, which together will constitute one and the same original.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.

ProSight Global, Inc.

By:
Name:
Title:

[NAME OF GRANTEE]

EXHIBIT A

RESTRICTIVE COVENANTS

Grantee agrees to comply with the following covenants:

1.1       Unauthorized Disclosure.

(a)  Company Information. The Grantee agrees that during the Grantee’s employment and thereafter, to hold in the strictest confidence, and not to use, except for the benefit of the Company and its affiliates, or to disclose to any person, firm or corporation without written authorization of the Board, any Company Confidential Information (as defined below), except, in all cases, as otherwise required by applicable law, regulation or legal process. The Grantee understands that “Company Confidential Information” means any of the following applicable to the Company and its affiliates: information that relates to the actual or anticipated business, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer or client lists and customers (including, but not limited to, customers or clients of the Company on which the Grantee called or with which the Grantee may become acquainted during the Grantee’s employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information; provided, however, that Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of the Grantee or of others. The Grantee acknowledges the highly confidential nature of information regarding the Company’s customers, affiliates, sub-affiliates, employees, agents, independent contractors, suppliers and consultants and agrees that during the Grantee’s employment and thereafter, the Grantee shall not use or allow a third party to use the Company Confidential Information or Associated Third Party Information (as defined below) to directly or indirectly (i) hire, solicit, recruit, or induce to leave the employ the Company any employee, agent, independent contractor or consultant of the Company, (ii) to solicit the business of any clients or customers of the Company (other than on behalf of the Company) or (iii) encourage to terminate or alter any relationship between the Company and any customer, affiliate, sub-affiliate, employee, agent, independent contractor, supplier, consultant or any other person or company.  Notwithstanding anything to the contrary in this Agreement or otherwise, nothing in this Agreement or in any other agreement with or policy of the Company shall be applied or construed in a manner which limits or interferes with the Grantee’s rights under applicable law, without notice to or authorization of the Company, to communicate and cooperate in good faith with any self-regulatory organization or U.S. federal, state, or local governmental or law enforcement branch, agency, commission, or entity (collectively, a “Government Entity”) or the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Entity, including

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by providing documents or other information, or (iii) filing a charge or complaint with a Government Entity, provided that in each case, such communications, participation, and disclosures are consistent with applicable law.  The Grantee is hereby notified that the immunity provisions in Section 1833 of title 18 of the United States Code, known as the Defend Trade Secrets Act, provide that an individual cannot be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (1) in confidence to federal, state or local government officials, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of the law, (2) under seal in a complaint or other document filed in a lawsuit or other proceeding, or (3) to the Grantee’s attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law (and the trade secret may be used in the court proceedings for such lawsuit) as long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order.  All disclosures and activities permitted under this Section 1.1(a) are herein referred to as “Protected Activities.”  Notwithstanding the foregoing, under no circumstance will Grantee be authorized to disclose any Confidential Information as to which the Company may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of the Company’s General Counsel or other authorized officer designated by the Company.

(b)  Former Employer Information. The Grantee agrees that during his or her employment the Grantee will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity. Grantee further agrees that the Grantee will not bring onto the premises of the Company or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such employer, person, or entity unless consented to in writing by both the Company and such employer, person, or entity.

(c)  Third-Party Information. The Grantee recognizes that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, clients, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”).  By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties.  The Grantee agrees at all times during the Grantee’s employment and thereafter to hold in the strictest confidence, and not to use or to disclose to any person, firm, or corporation, any Associated Third Party Confidential Information, except as necessary in carrying out the Grantee’s work for the Company consistent with the Company’s agreement with such Associated Third Parties or as otherwise required by applicable law, regulation or legal process.

1.2       Non-Solicitation.  During the period commencing on the date hereof and ending one (1) year after the termination of the Grantee’s employment, the Grantee will not, and will not

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permit any person or entity with which the Grantee is associated to, without first obtaining the written permission of the Board, directly or indirectly:

(a)  solicit, except in the normal course of business on behalf of the Company, any of the Company’s customers, clients, employees, non-employee insurance agents, brokers or producers (or individuals who were employees, non-employee insurance agents, brokers or producers within six months of the Grantee’s solicitation) to, as applicable, limit, or cease their business relationships with, or leave their employment or limit their services to, the Company, or attempt to solicit the Company’s customers, clients,  employees, non-employee insurance agents, brokers or producers , either for the Grantee or for any other person or entity; or

(b)  hire any person who is, or at any time within the twelve (12) month period prior to the termination of the Grantee’s employment was, an employee, independent contractor or consultant of the Company or its affiliates (other than on behalf of the Company or its affiliates), and who reported to or otherwise interacted with the Grantee during Grantee’s employment.

1.3       Returning Company Documents. Upon termination of employment or on demand by the Company during Grantee’s employment, the Grantee shall immediately deliver to the Company, and shall not keep in the Grantee’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any and all of the aforementioned items that were developed by the Grantee pursuant to the Grantee’s employment with the Company, obtained by the Grantee in connection with the Grantee’s employment with the Company, or otherwise belonging to the Company, its successors, or assigns.

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